IU Agreement No. 2022-0109

THIRD AMENDMENT

TO

LICENSE AGREEMENT

This Third Amendment (the “Third Amendment”) is made and entered into as of June 9, 2022 (the “Third Amendment Effective Date”) by and between:

The Trustees of Indiana University (“IU”), a body politic and corporate of the State of Indiana, having its principal offices at 107 S. Indiana Ave., Bloomington, IN 47405; and

Larimar Therapeutics, Inc. (“Larimar”), a corporation organized under the laws of Delaware, having its principal offices at Three Bala Plaza East, Suite 506, Bala Cynwyd, PA 19004

(each referred to individually as a “Party” and collectively as the “Parties”).

The Parties hereby agree:

1 Background: IU and Chondrial Therapeutics IP, LLC (“Chondrial”) entered into the License Agreement dated November 30, 2016 with IU Agreement No. 2017-0063 as amended by the first amendment dated August 16, 2019 with IU Agreement No. 2019-0070; and further amended by the second amendment with IU Agreement No. 2020-0002 between IU and Larimar Therapeutics, Inc. (formerly Chondrial) dated May 28, 2020 (collectively, the “Agreement”). The Parties desire to enter into this Third Amendment to amend the Agreement in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth.

2 Amendments:

2.1 Delete Section 5.2 and its subsections in their entirety and replace with the following:

5.2 Without limiting the generality of the diligence provisions of Section 5.1 above, Larimar will achieve (either itself or through its affiliates and/or its Sublicensees) the following milestones by the following dates (“Milestones”):

(a)
Larimar will have at least two full-time equivalent personnel working on the development, manufacturing and marketing of the License Products within the twelve (12) month period from the Effective Date and each subsequent year thereafter;
(b)
Enrollment of the first patient in the first Phase I (or its non-U.S. equivalent) clinical trial of a Licensed Product by June 30, 2020;
(c)
Enrollment of the first patient in the first Phase II (or its non-U.S. equivalent) clinical trial of a Licensed Product by December 31, 2023.

5.2.1 Larimar will provide to IU (at the time of the next due report under Section 8) written notice of the achievement of each Milestone in this Section 5.2 (and continued confirmation of Larimar’s sustained achievement of Section 5.2.(a)).

5.2.1 Notwithstanding the foregoing, IU shall not unreasonably withhold its assent to any revisions of such Milestones if requested in writing by Larimar and supported by evidence of continued diligence and/or difficulties or delays that Larimar could not have reasonably avoided.

IU Agreement No. 2022-0109

2.2 Replace IU’s notice address in Paragraph 18.2 with the following:

The Trustees of Indiana University

Attn: Innovation and Commercialization Office IU Agreement No. number

107 S. Indiana Ave., Bryan Hall 211 Bloomington, IN 47405

With copy to:

The Trustees of Indiana University

Attn: Innovation and Commercialization Office IU Agreement No. number

1220 Waterway Blvd.

Indianapolis, IN 46202

3
Except as provided in this Third Amendment, all other terms and conditions of the Agreement remain unmodified and in full force and effect.

4
This Third Amendment may be executed in counterparts, each of which will be deemed an original and all of which when taken together will be deemed one instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

Witness: The Parties have caused this Third Amendment to be executed by their duly authorized representatives as of the Third Amendment Effective Date.